Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GlyEco, Inc.

Phoenix, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 10, 2015, relating to the consolidated financial statements of GlyEco, Inc., as of and for the year ended December 31, 2014, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Certified Public Accountants

Phoenix, Arizona

February 7, 2017

TEL 602-241-1500  •  FAX 602-234-1867  •  WWW.SEMPLECPA.COM